UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OWL ROCK TECHNOLOGY FINANCE CORP. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Owl Rock BDC Annual Meetings Proxy materials for the annual meetings for each of Owl Rock’s BDCs were recently filed with the SEC. If you are an investor in Owl Rock’s BDCs, you should have recently received proxy materials electronically or in the mail.¹ We value your participation in these meetings. You can vote by going to www.proxyvote.com or by calling 1-800-690-6903 and providing the control number which is listed in the email or proxy card you received. Please click the links below to read the proxy materials for each meeting. Owl Rock Capital Corporation Owl Rock Capital Corporation II Owl Rock Capital Corporation III Owl Rock Technology Finance Corp. Owl Rock Technology Finance Corp. II Owl Rock Core Income Corp. 1. You must be a shareholder of record as of the close of business on April 7, 2022 to vote at the annual meetings for Owl Rock Capital Corporation, Owl Rock Capital Corporation II, Owl Rock Capital Corporation III, Owl Rock Technology Finance Corp. and Owl Rack Technology Finance Corp ll. You must be a shareholder of record as of the close of business on April 22, 2022 to vote at the annual meeting for Owl Rock Core Income Corp. The meetings are scheduled for June 29, 2022. X

Re: Owl Rock BDCs - Proxy Voting

BLUE OWL 2022 Owl Rock BDC Annual Meetings Proxy Voting Is Open Owl Rock | A Division of Blue Owl We wanted to make you aware that proxy materials for the annual meetings being held by each of our BDCs were sent to all shareholders over the past two weeks. There are 3 proposals on the ballot for each annual meeting for ORCC, ORCC II, ORCC III, ORTF, and ORCIC this year: Proposal 1: To elect two board members, Edward D’Alelio and Craig W. Packer, for 3-year terms; Mr. D’Alelio is our Board Chairman and Mr. Packer is our CEO Proposal 2: To ratify the appointment of KPMG as independent registered public accounting firm for the fiscal year ending December 31, 2022 Proposal 3: To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof; the Board is not aware of any other business, but this simply allows the Board to address it should it arise The Board of Directors of each of the BDCs unanimously recommends investors vote FOR each of the proposals. Please encourage shareholders of record as of April 7, 2022 (or, for ORCIC only, as of April 22, 2022) to vote as soon as possible by going to www.proxyvote.com or by calling 1-800-690-6903 and providing the control number which is listed in the email or proxy card they received. Proxy solicitation costs are borne by us and our shareholders, and these costs can be substantial. Voting as soon as possible helps us manage these costs and avoid unnecessary outreach. Our proxy solicitation firms are currently sending email reminders and making outbound calls to unvoted shareholders of ORCC II. They will be sending reminder emails at our other funds based on participation. We want to highlight for your clients that once a shareholder’s vote is recorded, there will be no further solicitation. Proxy materials for each of our BDCs can be found here: Owl Rock Capital Corporation Owl Rock Capital Corporation II Owl Rock Capital Corporation III Owl Rock Technology Finance Corp. Owl Rock Technology Finance Corp. II Owl Rock Core Income Corp. Please reach out to Dana Sclafani (dana.sclafani@blueowl.com), Alexa Stanley (alexa.stanley@blueowl.com), and Will Martin (william.martin@blueowl.com) with any questions. Copyright© Blue Owl Capital Inc. 2022. All rights reserved. Our Mailing Address is: Blue Owl Capital 399 Park Ave 38th Floor New York, New York 10022 Unsubscribe

Re: Owl Rock BDCs - Proxy Voting

BLUE OWL 2022 Owl Rock BDC Annual Meetings Proxy Voting Is Open Owl Rock | A Division of Blue Owl We wanted to make you aware that proxy materials for the annual meetings being held by each of our BDCs were sent to all shareholders over the past two weeks. There are 3 proposals on the ballot for each annual meeting for ORCC, ORCC II, ORCC III, ORTF, and ORCIC this year: Proposal 1: To elect two board members, Edward D’Alelio and Craig W. Packer, for 3-year terms; Mr. D’Alelio is our Board Chairman and Mr. Packer is our CEO Proposal 2: To ratify the appointment of KPMG as independent registered public accounting firm for the fiscal year ending December 31, 2022 Proposal 3: To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof; the Board is not aware of any other business, but this simply allows the Board to address it should it arise The Board of Directors of each of the BDCs unanimously recommends investors vote FOR each of the proposals. Please encourage shareholders of record as of April 7, 2022 (or, for ORCIC only, as of April 22, 2022) to vote as soon as possible by going to www.proxyvate.com or by calling 1-800-690-6903 and providing the control number which is listed in the email or proxy card they received. Shareholder participation is extremely important. Proxy solicitation costs are bome by us and our shareholders, and these costs can be substantial. Voting as soon as possible helps us manage these costs and avoid unnecessary outreach. Proxy materials for each of our BDCs can be found here: Owl Rock Capital Corporation Owl Rock Capital Corporation II Owl Rock Capital Corporation III Owl Rock Technology Finance Corp. Owl Rock Technology Finance Corp. II Owl Rock Core Income Corp. Please contact your Owl Rock representative with any questions. Copyright© Blue Owl Capital Inc. 2022. All rights reserved. Our Mailing Address is: Blue Owl Capital 399 Park Ave 38th Floor New York, New York 10022 Unsubscribe